Exhibit 3.1

Company Number    1563466

TERRITORY OF THE BRITISH VRIGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT

(NO. 16 OF 2004)

SECOND AMENDED AND RESTATED MEMORANDUM AND

ARTICLES OF ASSOCIATION

OF

AnPac Bio-Medical Science Co., Ltd.

Incorporated the 5th day of January, 2010

Amended and restated by meeting of the Shareholders on 8 June 2018

Further amended and restated on 29 October 2019

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

(the “Act”)

SECOND AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

AnPac Bio-Medical Science Co., Ltd.

1	NAME

The name of the Company is AnPac Bio-Medical Science Co., Ltd.

2	COMPANY LIMITED BY SHARES

The Company is a company limited by shares. The liability of each member is limited to the amount from time to time unpaid on such member’s shares.

3	REGISTERED OFFICE

The first registered office of the Company will be situated at the office of the registered agent which is at Trinity Chambers, P.O. Box 4301, Road Town, Tortola, British Virgin Islands or such other place as the directors or members may from time to time decide, being the office of the registered agent.

4	REGISTERED AGENT

The first registered agent of the Company will be SHRM Trustees (BVI) Limited of Trinity Chambers, P.O. Box 4301, Road Town, Tortola, British Virgin Islands or such other registered agent as the directors or members may decide from time to time.

5	GENERAL OBJECTS AND POWERS

Subject to Regulation 6 below the objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the BVI Business Companies Act, 2004 or as the same may be revised from time to time, or any other law of the British Virgin Islands.

6	LIMITATIONS ON THE COMPANY’S BUSINESS

For the purposes of section 9(4) of the Act the Company has no power to:

(a)	carry on banking or trust business, unless it is licensed under the Banks and Trust Companies Act, 1990;

(b)	carry on business as an insurance or as a reinsurance company, insurance agent or insurance broker, unless it is licensed under an enactment authorising it to carry on that business;

(c)	carry on the business of company management unless it is licensed under the Companies Management Act, 1990;

(d)	carry on the business of providing the registered office or the registered agent for companies incorporated in the British Virgin Islands; or

(e)	carry on the business as a mutual fund, mutual fund manager or mutual fund administrator unless it is licensed under the Mutual Funds Act, 1996.

7	AUTHORISED SHARES

(a)	The Company is authorised to issue a maximum of 100,000 shares divided into two classes as follows:

i)	71,369 class A ordinary shares with a par value of US$1.00 each (the “Class A Ordinary Shares”); and

ii)	28,631 class B ordinary shares with a par value of US$1.00 each (the “Class B Ordinary Shares”),

each share having the right and restrictions set out in the Memorandum and Articles. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all resolutions submitted to a vote by the members of the Company. For the purposes of section 9 of the Act, any rights, privileges, restrictions and conditions attaching to any share as provided for in the Memorandum and Articles are deemed to be set out and stated in full in the Memorandum.

(b)	The shares in the Company shall be issued in the currency of the United States of America.

(c)	Each Class A Ordinary Share in the Company confers on the holder:

(i)	the right to one vote at a meeting of the members of the Company or on any resolution of the members of the Company;

(ii)	the right to an equal share in any dividend paid by the Company in accordance with the Act; and

(iii)	the right to an equal share in the distribution of the surplus assets of the Company.

(d)	Each Class B Ordinary Share in the Company confers on the holder:

(i)	the right to ten votes at a meeting of the members of the Company or on any resolution of the members of the Company;

(ii)	the right to an equal share in any dividend paid by the Company in accordance with the Act; and

2

(iii)	the right to an equal share in the distribution of the surplus assets of the Company.

(e)

Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof. The right to convert shall be exercisable by the holder of the Class B Ordinary Share delivering a written notice to the Company that such holder elects to convert a specified number of Class B Ordinary Shares into Class A Ordinary Shares. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares.

(f)

Upon any sale, transfer, assignment or disposition of any Class B Ordinary Share by a holder thereof to any person or entity who is not an affiliate of the holder thereof, or upon a change of ultimate beneficial ownership of the holder of any Class B Ordinary Share to any person or entity who is not an affiliate of the holder thereof, such Class B Ordinary Shares shall be automatically and immediately converted into the same number of Class A Ordinary Shares. For the avoidance of doubt, (i) a sale, transfer, assignment or disposition shall be effective upon the Company’s registration of such sale, transfer, assignment or disposition in its register of members; and (ii) the creation of any pledge, charge, encumbrance or other third party right of whatever description on any Class B Ordinary Shares to secure a holder’s contractual or legal obligations shall not be deemed as a sale, transfer, assignment or disposition unless and until any such pledge, charge, encumbrance or other third party right is enforced and results in the third party holding legal title to the relevant Class B Ordinary Shares, in which case all the related Class B Ordinary Shares shall be automatically converted into the same number of Class A Ordinary Shares.

Save and except for voting rights as set out in Clauses 7(c), (d) and (e), the Class A Ordinary Shares and the Class B Ordinary Shares shall rank pari passu with one another and shall have the same rights, preferences, privileges and restrictions in all respects.

8	REGISTERED SHARES ONLY

Shares in the Company may only be issued as registered shares and the Company is not authorised to issue bearer shares. Registered shares may not be exchanged for bearer shares or converted to bearer shares.

9	AMENDMENTS

Subject to the provisions of the Act, the Company shall by resolution of the directors or members have the power to amend or modify any of the conditions contained in this Memorandum of Association.

3

We, SHRM Trustees (BVI) Limited of Trinity Chambers, PO Box 4301, Road Town, Tortola, Virgin Islands, British in our capacity as registered agent for the Company hereby apply to the Registrar for the incorporation of the Company this 5th day of January, 2010.

Incorporator

/s/ Ronan Kuczaj / David Finlayson
Ronan Kuczaj / David Finlayson
Authorised Signatories
SHRM Trustees (BVI) Limited

4

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

SECOND AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

AnPac Bio-Medical Science Co., Ltd.

INTERPRETATION

1

References in these Articles of Association (“Articles”) to the Act shall mean the BVI Business Companies Act, 2004. ZJGK mentioned in the Articles shall mean an investor of the Company, i.e. Zhangjiang GU KE Company Limited, Zhijun Capital mentioned in herein shall mean investor of the Company, i.e. Jiaxing Zhijun Sihang Investment Partnership Enterprises (limited partnership). The following Articles shall constitute the Articles of the Company. In these Articles, words and expressions defined in the Act shall have the same meaning and, unless otherwise required by the context, the singular shall include the plural and vice versa, the masculine shall include the feminine and the neuter and references to persons shall include corporations and all legal entities capable of having a legal existence.

SHARES

2

Every person whose name is entered as a member in the share register, being the holder of registered shares, shall without payment, be entitled to a certificate signed by a director or under the common seal of the Company with or without the signature of any director or officer of the Company specifying the share or shares held and the par value thereof, provided that in respect of shares held jointly by several persons, the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

3

If a certificate is worn out or lost it may be renewed on production of the worn out certificate, or on satisfactory proof of its loss together with such indemnity as the directors may reasonably require. Any member receiving a share certificate shall indemnify and hold the Company and its officers harmless from any loss or liability which it or they may incur by reason of wrongful or fraudulent use or representation made by any person by virtue of the possession of such a certificate.

SHARES AND VARIATION OF RIGHTS

4

Subject to the provisions of these Articles, the unissued shares of the Company (whether forming part of the original or any increased authorised shares) shall be at the disposal of the directors who may offer, allot, grant options over or otherwise dispose of them to such persons at such times and for such consideration, being not less than the par value of the shares being disposed of, and upon such terms and conditions as the directors may determine.

5

Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share in the Company may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting or otherwise as the directors may from time to time determine.

6

Subject to the provisions of the Act in this regard, shares may be issued on the terms that they are redeemable, or at the option of the Company be liable to be redeemed on such terms and in such manner as the directors before or at the time of the issue of such shares may determine.

7	The directors may redeem any share issued by the Company at a premium.

8

If at any time the Company is authorised to issue shares of more than one class the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of not less than three-fourths of the issued shares of that class and the holders of not less than three-fourths of the issued shares of any other class of shares which may be affected by such variation.

9

The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

10

Except as required by the Act, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except as provided by these Articles or by the Act any other rights in respect of any share except any absolute right to the entirety thereof by the registered holder.

TRANSFER OF SHARES

11

Shares in the Company shall be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee. The instrument of transfer shall also be signed by the transferee if registration as a holder of the shares imposes a liability to the Company on the transferee. The instrument of transfer of a registered share shall be sent to the Company for registration.

12

Subject to the Memorandum of Association, these Articles and to Section 54(5) of the Act, the Company shall, on receipt of an instrument of transfer, enter the name of the transferee of the share in the register of members unless the directors resolve to refuse or delay the registration of the transfer for reasons that shall be specified in the resolution.

TRANSMISSION OF SHARES

13

Subject to Sections 52(2) and 53 of the Act, the executor or administrator of a deceased member, the guardian of an incompetent member or the trustee of a bankrupt member shall be the only person recognized by the Company as having any title to his share, save that and only in the event of death, incompetence or bankruptcy of any member or members of the Company as a consequence of which the Company no longer has any directors or members, then upon the production of any documentation which is reasonable evidence of the applicant being entitled to:

(a)

a grant of probate of the deceased’s will, or grant of letters of administration of the deceased’s estate, or confirmation of the appointment as executor or administrator (as the case may be), of a deceased member’s estate; or

(b)	the appointment of a guardian of an incompetent member; or

(c)	the appointment as trustee of a bankrupt member; or

(d)	upon production of any other reasonable evidence of the applicant’s beneficial ownership of, or entitlement to the shares,

to the Company’s registered agent in the British Virgin Islands together with (if so requested by the registered agent) a notarised copy of the share certificate(s) of the deceased, incompetent or bankrupt member, an indemnity in favour of the registered agent and appropriate legal advice in respect of any document issued by a foreign court, then the administrator, executor, guardian or trustee in bankruptcy (as the case may be) notwithstanding that their name has not been entered in the share register of the Company, may by written resolution of the applicant, endorsed with written approval by the registered agent, be appointed a director of the Company or entered in the share register as the legal and or beneficial owner of the shares.

14	The production to the Company of any document which is reasonable evidence of:

(a)	a grant of probate of the will, or grant of letters of administration of the estate, or confirmation of the appointment as executor, of a deceased member; or

(b)	the appointment of a guardian of an incompetent member; or

(c)	the trustee of a bankrupt member; or

(d)	the applicants legal and or beneficial ownership of the shares,

shall be accepted by the Company even if the deceased, incompetent member or bankrupt member is domiciled outside the British Virgin Islands if the document is issued by a foreign court which had competent jurisdiction in the matter. For the purposes of establishing whether or not a foreign court had competent jurisdiction in such a matter the directors may obtain appropriate legal advice. The directors may also require an indemnity to be given by the executor, administrator, guardian or trustee in bankruptcy.

15

Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any member may be registered as a member upon such evidence being produced as may reasonably be required by the directors. An application by any such person to be registered as a member shall for all purposes be deemed to be a transfer of shares of the deceased, incompetent or bankrupt member and the directors shall treat it as such.

Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

ACQUISITION OF OWN SHARES

16

Subject to the provisions of the Act in this regard, the directors may, on behalf of the Company, out of the funds legally available, purchase, redeem or otherwise acquire, by the affirmative vote of members holding 2/3 or more voting power, any of the Company’s own shares for such consideration as they consider fit, and either cancel or hold such shares as treasury shares and the share certificates of such shares shall be cancelled accordingly. The directors may dispose of any shares held as treasury shares on such terms and conditions as they may from time to time determine. Shares may be purchased or otherwise acquired in exchange for newly issued shares in the Company.

CO-SALE AND ANTI-DILUTION

17	Co-sale Right

(a)

If each of ZJGK and Zhijun Capital (each, an “Investor”) does not exercise rights of first refusal in event of a proposed transfer (“Proposed Transfer”), such Investor may elect to exercise its right (the “Co-sale Rights”) by participating in such Proposed Transfer and sell its holding shares on a pro-rata basis to any prospective transferee, at such consideration and on such terms and conditions specified in a written notice delivered to such transferring member and the Company (“the Co-sale Notice”).

(b)

If the prospective transferee refuses to purchase any and all shares of Investor under Article 17(a), or fails to complete the purchase of the said shares from Investor prior to or simultaneously with that from the transferring member, such transferring member shall not sell or transfer any of its holding shares to such prospective transferee, unless the transferring member complete the purchase of shares from Investor prior to or simultaneously with its own Proposed Transfer at the same price (no less than the par value) and other same terms and conditions set forth in the Co-sale Notice.

18	Anti-dilution

Where the Company issues any new shares or increase share capital (other than shares issued under a board approved employee stock option plan), with its issuing price per share less than the purchase price paid by ZJGK or Zhijun Capital, each of ZJGK and Zhijun Capital shall be entitled to an anti-dilution protective relief, whereby such investor can subscribe to and purchase such newly issued shares for no or nominal consideration to the extent permitted by applicable laws.

MEETINGS OF MEMBERS

19

The directors may convene meetings of the members of the Company at such times and in such manner and places as the directors consider necessary or desirable, and they shall convene such a meeting upon the written request of members entitled to exercise at least ten (10) percent of the voting rights independently or collectively in respect of the matter for which the meeting is requested.

20

Seven (7) days’ notice at the least specifying the place, the day and the hour of the meeting and general nature of the business to be conducted shall be given in the manner hereinafter mentioned to such persons whose names on the date the notice is given appear as members in the share register of the Company and are entitled to vote at the meeting.

21	Notwithstanding Article 20, a meeting of members held in contravention of the requirement to give notice is valid if members holding two-thirds (66.7 percent) majority of:

(a)	the total voting rights on all the matters to be considered at the meeting; or

(b)	the votes of each class or series of shares where members are entitled to vote thereon as a class or series together with an absolute majority of the remaining votes,

have waived notice of the meeting and, for this purpose, the presence of a member at the meeting shall be deemed to constitute waiver on his part.

22	The inadvertent failure of the directors to give notice of a meeting to a member or the fact that a member has not received the notice, shall not invalidate the meeting.

23	A member shall be deemed to be present at a meeting of members if he participates by telephone or other electronic means and all persons participating in the meeting are able to hear each other.

PROCEEDINGS AT MEETINGS OF MEMBERS

24

No business shall be transacted at any meeting unless a quorum of members is present at the time when the meeting proceeds to business. A quorum shall consist of the holder or holders present in person or by proxy entitled to exercise two-thirds (2/3) of the voting rights of the shares entitled to vote.

25	If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting shall be dissolved.

26

At every meeting the members present shall choose someone of their number to be the chairman (the “Chairman”). If the members are unable to choose a Chairman for any reason, then the person representing the greatest number of voting shares present at the meeting shall preside as Chairman failing which the oldest individual member present at the meeting or failing any member personally attending the meeting, the proxy present at the meeting representing the oldest member of the Company, shall take the chair.

27

The Chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

28

At any meeting a resolution put to the vote of the meeting shall be decided on a show of hands by a simple majority unless a poll is (before or on the declaration of the result of the show of hands) demanded:

(a)	by the Chairman; or

(b)	by any member present in person or by proxy and holding not less than one tenth of the total voting shares issued by the Company and having the right to vote at the meeting.

29

Unless a poll be so demanded, a declaration by the Chairman that a resolution has, on a show of hands been carried, and an entry to that effect in the book containing the minutes of the proceedings of the Company, shall be sufficient evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

30

If a poll is duly demanded it shall be taken in such manner as the Chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll may be withdrawn.

31

In the case of an equality of votes, whether on a show of hands, or on a poll, the Chairman of the meeting at which the show of hands takes place, or at which the poll is demanded, shall be entitled to a second or casting vote.

VOTES OF MEMBERS

32

At any meeting of members whether on a show of hands or on a poll every holder of a Class A Ordinary Share present in person or by proxy shall have one vote for every Class A Ordinary Share of which he is the holder and every holder of a Class B Ordinary Share present in person or by proxy shall have ten votes for every Class B Ordinary Share of which he is the holder.

33

Subject to the memorandum or these Articles, an action that may be taken by members of the Company at a meeting of members may also be taken by a resolution of members consented to in writing or by telex, telegram, cable or other written electronic communication, without the need for any notice.

34	If a committee is appointed for any member who is of unsound mind, that member may vote by such committee.

35

If two or more persons are jointly entitled to a registered share or shares and if more than one of such persons shall vote in person or by proxy at any meeting of members or in accordance with the terms of Article 32, the vote of that person whose name appears first among such voting joint holders in the share register shall alone be counted.

36	Votes may be given either personally or by proxy.

37	The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

38	Subject to Article 39 below, an instrument appointing a proxy shall be in such form as the Chairman of the meeting shall accept as properly evidencing the wishes of the member appointing the proxy.

39

The instrument appointing a proxy shall be in writing under the hand of the appointer unless the appointer is a corporation or other form of legal entity other than one or more individuals holding as joint owner in which case the instrument appointing a proxy shall be in writing under the hand of an individual duly authorised by such corporation or legal entity to execute the same. The Chairman of any meeting at which a vote is cast by proxy so authorised may call for a notarially certified copy of such authority which shall be produced within seven days of being so requested failing which the vote or votes cast by such proxy shall be disregarded.

40	Matters Requiring the Approval of the Members

Subject to the Act and these Articles, any of the following actions (whether in a single transaction or a series of related transactions) of the Company or any affiliates of the Company (collectively referred to as the “Group Company”) shall obtain prior approval or consent of the members who hold two thirds (2/3) of the votes of the Company:

(c)	any increase or decrease the authorized number of shares, the share capital or registered capital;

(d)	any issuance of equity securities, options to purchase equity securities, new series of equity securities or any other debt securities;

(e)	any liquidation, dissolution, winding up, rearrangement of capital structure, reorganization, merger and acquisition, division, IPO, entering into procedures of bankruptcy;

(f)	any major amendments to the Articles or other organizational documentations of the Company;

(g)	any reclassification of the shares issued ranking on a parity with or senior to the shares held by ZJGK and Zhijun Capital.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

41

Any corporation or other form of corporate legal entity which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the members or any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company.

DIRECTORS

42	Subject to any subsequent amendment to change the number of directors, the number of the directors shall be not less than one or more than fifteen.

43

The first director or directors shall be appointed by the registered agent of the Company. Thereafter, the directors shall be appointed by the members or the directors for such terms as the members or directors may determine and may be removed by the members or the directors by way of a resolution.

44

Notwithstanding the provisions of Section 114 of the Act, each director holds office until his successor takes office or until his earlier death resignation or removal by the members as per Article 43 or a resolution passed by the majority of the remaining directors.

45	A vacancy in the board of directors may be filled by a resolution of members or a resolution passed by the majority of the remaining directors.

46

A director shall not require a share qualification, but nevertheless shall be entitled to attend and speak at any meeting of the members and at any separate meeting of the holders of any class of shares in the Company.

47	A director, by writing under his hand deposited at the registered office of the Company, may from time to time appoint another director or another person to be his alternate.

Every such alternate shall be entitled to be given notice of meetings of the directors and to attend and vote as a director at any such meeting at which the director appointing him is not personally present and generally at such meeting to have and exercise all the powers, rights, duties and authorities of the director appointing him. Every such alternate shall be deemed to be an officer of the Company and shall not be deemed to be an agent of the director appointing him. If undue delay or difficulty would be occasioned by giving notice to a director of a resolution of which his approval is sought in accordance with Article 74 his alternate (if any) shall be entitled to signify approval of the same on behalf of that director. The remuneration of an alternate shall be payable out of the remuneration payable to the director appointing him, and shall consist of such portion of the last mentioned remuneration as shall be agreed between such alternate and the director appointing him. A director by writing under his hand deposited at the registered office of the Company may at any time revoke the appointment of an alternate appointed by him. If a director shall die or cease to hold the office of director, the appointment of his alternate shall thereupon cease and terminate.

48

The directors may, by resolution, fix the emolument of directors in respect of services rendered or to be rendered in any capacity to the Company. The directors may also be paid such travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the directors, or any committee of the directors or meetings of the members, or in connection with the business of the Company as shall be approved by resolution of the directors.

49

Any director who, by request, goes or resides abroad for any purposes of the Company, or who performs services which in the opinion of the Board go beyond the ordinary duties of a director, may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as shall be approved by resolution of the directors.

50

The Company may pay to a director who at the request of the Company holds any office (including a directorship) in, or renders services to, any company in which the Company may be interested, such remuneration (whether by way of salary, commission, participation in profits or otherwise) in respect of such office or services as shall be approved by resolution of the directors.

51	The office of director shall be vacated if the director:

(a)	is removed from office by resolution of members; or

(b)	is removed from office by resolution of the directors of the Company; or

(c)	becomes disqualified to act as a director under Section 111 of the Act.

52 (a)

A director may hold any other office or position of profit under the Company (except that of auditor) in conjunction with his office of director, and may act in a professional capacity to the Company on such terms as to remuneration and otherwise as the directors shall arrange.

(b)

A director may be or become a director or officer of, or otherwise be interested in any company promoted by the Company, or in which the Company may be interested, as a member or otherwise and no such director shall be accountable for any remuneration or other benefits received by him as director or officer or from his interest in such other company. The directors may also exercise the voting powers conferred by the shares in any other company held or owned by the Company in such manner in all respects as they think fit, including the exercise thereof in favour of any resolutions appointing them, or of their number, directors or officers of such other company, or voting or providing for                  the payment of remuneration to the directors or officers of such other company. A director may vote in favour of the exercise of such voting rights in the manner aforesaid notwithstanding that he may be, or be about to become, a director or officer of such other company, and as such in any other manner is, or may be, interested in the exercise of such voting rights in the manner aforesaid.

(c)

No director shall be disqualified by his office from contracting with the Company either as a vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any director shall be in any way interested be voided, nor shall any director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement, by reason of such director holding that office or by reason of the fiduciary relationship thereby established, provided the procedure in Article 52 (d) below is followed.

(d)

A director of the Company shall, immediately after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose such interest to the board of directors.

(e)	A director of the Company is not required to comply with Article 52(d) above if:

(i)	the transaction or proposed transaction is between the director and the Company; and

(ii)	the transaction or proposed transaction is or is to be entered into in the ordinary course of the Company’s business and on usual terms and conditions.

(f)

For the purposes of Article 52(d) above, a disclosure to the board to the effect that a director is a member, director, officer or trustee of another named company or other person and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that company or person, is a sufficient disclosure of interest in relation to that transaction.

(g)	Subject to Section 125(1) of the Act, the failure by a director to comply with Article 52(d) does not affect the validity of a transaction entered into by the director or the Company.

OFFICERS

53

The directors of the Company may, by resolution of directors, appoint officers of the Company at such times as shall be considered necessary or expedient, and such officers may consist of a President, one or more Vice Presidents, a Secretary, and a Treasurer and/or such other officers as may from time to time be deemed desirable. The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modifications in such duties as may be prescribed by the directors thereafter, but in the absence of any specific allocation of duties it shall be the responsibility of the President to manage the day to day affairs of the Company, the Vice Presidents to act in order of seniority in the absence of the President, but otherwise to perform such duties as may be delegated to them by the President, the Secretary to maintain the registers, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the Treasurer to be responsible for the financial affairs of the Company.

54

Any person may hold more than one office and no officer need be a director or member of the Company. The officers shall remain in office until removed from office by the directors, whether or not a successor is appointed.

55	Any officer who is a body corporate may appoint any person its duly authorised representative for the purpose of representing it and of transacting any of the business of the officers.

POWERS OF DIRECTORS

56

The business of the Company shall be managed by the directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company, and may exercise all such powers of the Company necessary for managing and for directing and supervising, the business and affairs of the Company as are not by the Act or by these Articles required to be exercised by the members subject to any delegation of such powers as may be authorised by these Articles and permitted by the Act and to such requirements as may be prescribed by resolution of the members, but no requirement made by resolution of the members shall prevail if it be inconsistent with these Articles nor shall such requirement invalidate any prior act of the directors which would have been valid if such requirement had not been made.

57

The board of directors may entrust to and confer upon any director or officer any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers. Subject to the provisions of Section 110 of the Act, the directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committees so formed shall in the exercise of powers so delegated conform to any regulations that may be imposed on it by the directors or the provisions of the Act.

58

The directors may from time to time by power of attorney appoint any company, firm or person or body of persons to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles) and for such period and subject to such conditions as the directors think fit.

59

Any director who is a body corporate may appoint any person its duly authorised representative for the purpose of representing it at meetings of the directors and of transacting any of the business of the directors.

60

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be, in such manner as the directors shall from time to time by resolution determine.

61

The directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertakings and property, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

62

The continuing directors may act notwithstanding any vacancy in their body, save that if the number of directors shall have been fixed at two or more persons and by reason of vacancies having occurred in the board of directors there shall be only one continuing director, he shall be authorised to act alone only for the purpose of appointing another director.

63	Matters Requiring Unanimous Approval of the Board of Directors:

Any of the following actions (whether in a single transaction or a series of related transactions) of the Group Company shall obtain prior approval or consent of the board of directors unanimously:

(a)	any liquidation, dissolution, reorganization, merger and acquisition, division, IPO or entering into the procedures of bankruptcy;

(b)

any decrease in share capital, any put or redemption of shares except for the redemption of shares from employees, directors, consultants of the Group Company pursuant to agreements/contracts upon the end of employment or service;

(c)

any amendment to or cease of the activities of the Group Company within the current business scope or core business, participation into the industries that have major difference from the current business scope or core business of the Group Company, and approval of the foregoing;

(d)	any approval of or amendment to the Company’s overall employee stock option plan or release rules, and the overall stock option plan for senior officers;

(e)	any amendment, alteration, or new restriction to the rights, preferential right, privileges or powers provided for the benefit of, the shares of ZJGK and Zhijun Capital;

(f)	any authorization, designation or issuance of any class or series of securities ranking on a parity with or senior to the shares held by ZJGK and Zhijun Capital;

(g)	any reclassification to the existing shares resulting in ranking them on a parity with or senior to the shares held by ZJGK and Zhijun Capital in light of interest or assets;

(h)	any disposal of all or substantial part of the assets of the Group Company by way of sale, lease, transfer or other means.

64	Matters Requiring Majority Approval of the Board of Directors:

Any of the following actions (whether in a single transaction or a series of related transactions) of the Group Company shall obtain prior approval or consent of 4/7 or over of the board of directors:

(a)	making of the operation scheme and investment plan of any Group Company;

(b)	approving or amending the annual business plan or budget;

(c)	approving or amending the profit distribution plan and loss compensation plan;

(d)	approval or amending the major financing plan;

(e)	disposing 10% or over of the net assets of any Group Company by way of receiving, selling, leasing, transferring or other means;

(f)	external investment in excess of 10% or over of the net assets of any Group Company;

(g)	related-party transactions (board members of the related parties shall not vote in such transactions);

(h)

entering into any transactions in excess of RMB1,000,000, whether in a single transaction or a series of similar transactions, and the sum shall increase 10% every 12 months upon the execution of the Articles;

(i)	making IPO plans;

(j)	appointing or changing the auditors, or major amendment to financing/accounting rules;

(k)	external investment, whether in equity or in debts;

(l)	external guarantee;

(m)	payments made between the Group Company in excess of RMB1,500,000 in a single transaction or net payments in excess of RMB6,000,000;

(n)	approving or amending the overall employee stock option plan except for senior officers;

(o)	increasing authorized shares, issued share capital or registered capital; and

(p)	making investment plans of any Group Company in connection with construction projects.

PROCEEDINGS OF DIRECTORS

65	The meetings of the board of directors and any committee thereof shall be held at such place or places as the directors shall decide.

66

The directors may elect a chairman (the “Chairman of the Board of Directors”) of their meeting and determine the period for which he is to hold office. If no such Chairman of the Board of Directors is elected, or if at any meeting the Chairman of the Board of Directors is not present at the time appointed for holding the meeting, the directors present may choose one of their number to be Chairman of the Board of Directors for the meeting. If the directors are unable to choose a Chairman of the Board of Directors, for any reason, then the oldest director present at the meeting shall preside as the Chairman of the Board of Directors.

67

The directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit, provided that a board meeting shall be convened once at least on a semi-annual basis. Unless otherwise stipulated under these Articles, questions arising at any meeting shall be decided by a majority of votes. In case of an equality in votes the Chairman shall have a second or casting vote. A director may at any time summon a meeting of the directors. If the Company shall have only one director, the provisions hereinafter contained for meetings of the directors shall not apply but such sole director shall have full power to represent and act for the Company in all matters and in lieu of minutes of a meeting shall record in writing and sign a note of memorandum of all matters requiring a resolution of the directors. Such note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

68	A director shall be given not less than fifteen (15) days‘ notice of a meeting of the directors.

69

Notwithstanding Article 68, a meeting of directors held in contravention of Article 68 is valid if a majority of the directors, entitled to vote at the meeting, have waived the notice of the meeting; and, for this purpose, the presence of a director at the meeting shall be deemed to constitute waiver on his part.

70	The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice shall not invalidate the meeting.

71

A meeting of the directors is duly constituted for all purposes if at the commencement of the    meeting there are present in person or by alternate not less than three-fifths of the total number of directors with a minimum of five (5), or in the case of only one director a minimum of one (1).

72	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall be dissolved.

73

Any one or more members of the board of directors or any committee thereof may participate in a meeting of such board of directors or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participating by such means shall constitute presence in person at a meeting.

74

A resolution approved by three-fifths of the directors for the time being entitled to receive notice of a meeting of the directors or of a committee of the directors and taking the form of one or more documents in writing or by telefax or other written or electronic communication shall be as valid and effectual as if it had been passed at a meeting of the directors or of such committee duly convened and held, without the need for any notice.

INDEMNITY

75

Subject to the provisions of the Act, the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)

is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or

(b)	is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

SEAL

76

The directors shall provide for the safe custody of the common seal of the Company. The common seal when affixed to any instrument except as provided in Article 2, shall be witnessed by a director or officer of the Company or any other person so authorised from time to time by the directors. The directors may provide for a facsimile of the common seal and approve the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the seal has been affixed to such instrument and the same had been signed as hereinbefore described.

DISTRIBUTIONS

77

Subject to the provisions of the Act, the directors of a Company may, by resolution, authorise a distribution by the Company at a time, and of an amount, and to any members they think fit if they are satisfied, on reasonable grounds, that the Company will, immediately after the distribution, satisfy the solvency test as stipulated in Section 56 of the Act.

78

All distributions shall be declared and paid according to the par value of the shares in issue, excluding those shares which are held by the Company as Treasury Shares at the date of declaration of the distribution.

79

The directors may, before recommending any distribution, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at their discretion, either be employed in the business of the Company or be invested in such investments as the directors may from time to time think fit.

80	If several persons are registered as joint holders of any share, any of them may give effectual receipt for any distribution or other monies payable on or in respect of the share.

81

Notice of any distribution that may have been declared shall be given to each member in manner hereinafter mentioned and all distributions unclaimed for three years after having been declared may be forfeited by the directors for the benefit of the Company.

82	No distribution shall bear interest against the Company.

COMPANY RECORDS

83	The Company shall keep records that:

(a)	are sufficient to show and explain the Company’s transactions; and

(b)	will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

84	The Company shall keep:

(a)	minutes of all meetings of:

(i)	directors,

(ii)	members,

(iii)	committees of directors, and

(iv)	committees of members;

(b)	copies of all resolutions consented to by:

(i)	directors,

(ii)	members,

(iii)	committees of directors, and

(iv)	committees of members;

(c)	where it has a common seal, an imprint of the seal at the registered office of the Company.

85	The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine:

(a)	minutes of meetings and resolutions of members and of classes of members maintained in accordance with Article 84; and

(b)	minutes of meetings and resolutions of directors and committees of directors maintained in accordance with Article 84.

86	The Company shall keep the following documents at the office of its registered agent:

(a)	the memorandum and articles of the Company;

(b)	the register of members maintained in accordance with Article 89 or a copy of the register of members;

(c)	the register of directors maintained in accordance with Article 88 or a copy of the register of directors;

(d)	copies of all notices and other documents filed by the Company in the previous ten years; and

(e)	a copy of the register of charges kept by the Company pursuant to Section 162(1) of the Act.

87 (a)	Where the Company keeps a copy of the register of members or the register of directors at the office of its registered agent, it shall

(i)	within 15 days of any change in the register, notify the registered agent, in writing, of the change; and

(ii)	provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept.

(b)

Where the place at which the original register of members or the original register of directors is changed, the Company shall provide the registered agent with the physical address of the new location of the records within 14 days of the change of location.

88

The Company shall keep a register to be known as a register of directors containing the names and addresses of the persons who are directors of the Company, the date on which each person whose name is entered in the register was appointed as a director of the Company, the date on which each person named as a director ceased to be a director of the Company, and such other information as may be prescribed.

89

The Company shall maintain an accurate and complete register of members showing the full names and addresses of all persons holding registered shares in the Company, the number of each class and series of registered shares held by such person, the date on which the name of each member was entered in the register of members and where applicable, the date such person ceased to hold any registered shares in the Company.

90	The records, documents and registers required by Articles 83 to 89 inclusive shall be open to the inspection of the directors at all times.

91

The directors shall from time to time determine whether and to what extent and at what times and places and under what conditions the records, documents and registers of the Company or any of them shall be open to the inspection of members not being directors, and no member (not being a director) shall have any right of inspecting any records, documents or registers of the Company except as conferred by the Act or authorised by resolution of the directors.

AUDIT

92	The directors may by resolution call for the accounts of the Company to be examined by an auditor or auditors to be appointed by them at such remuneration as may from time to time be agreed.

93	The auditor may be a member of the company but no director or officer shall be eligible during his continuance in office.

94

Every auditor of the Company shall have a right of access at all times to the books of accounts of the Company, and shall be entitled to require from the officers of the Company such information and explanations as he thinks necessary for the performance of his duties.

95

The report of the auditor shall be annexed to the accounts upon which he reports, and the auditor shall be entitled to receive notice of, and to attend, any meeting at which the Company’s audited Profit and Loss Account and Balance Sheet is to be presented.

NOTICES

96

Any notice, information or written statement required to be given to members shall be served by mail (air-mail service if available) addressed to each member at the address shown in the share register.

97

All notices directed to be given to the members shall, with respect to any registered shares to which persons are jointly entitled, be given to whichever of such persons is named first in the share register, and notice so given shall be sufficient notice to all the holders of such shares.

98

Any notice, if served by post, shall be deemed to have been served within ten days of posting, and in proving such service it shall be sufficient to prove that the letter containing the notice was properly addressed and mailed with the postage prepaid.

PENSION AND SUPERANNUATION FUND

99

The directors may establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company or any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary, or who are or were at any time directors or officers of the Company or of any such other company as aforesaid or who hold or held any salaried employment or office in the Company or such other company, or any persons in whose welfare the Company or any such other company as aforesaid is, or has been at any time, interested, and to the wives, widows, families and dependents of any such persons, and make payments for or towards the insurance of such persons as aforesaid, and may do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid. A director holding any such employment or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension, allowance or emolument.

WINDING UP

100

The Company may be voluntarily liquidated under Part XII of the Act if it has no liabilities and it is able to pay its debts as they become due. If the Company shall be wound up, the liquidator may, in accordance with a resolution of members, divide amongst the members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any such property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributors as the liquidator shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

AMENDMENT TO ARTICLES

101	Subject to the Articles, the Company may alter or modify the conditions contained in these Articles as originally drafted or as amended from time to time by a resolution of the members.

We, SHRM Trustees (BVI) Limited of Trinity Chambers, PO Box 4301, Road Town, Tortola, Virgin Islands, British in our capacity as registered agent for the Company hereby apply to the Registrar for the incorporation of the Company this 5th day of January, 2010.

Incorporator

/s/ Ronan Kuczaj / David Finlayson
Ronan Kuczaj / David Finlayson
Authorised Signatories
SHRM Trustees (BVI) Limited